VISCHER Ltd

Basel

Aeschenvorstadt 4

CH-4010 Basel

Switzerland

Phone +41 58 211 33 00

Fax +41 58 211 33 10

Zurich

Schützengasse 1

CH-8021 Zurich

Switzerland

Phone +41 58 211 34 00

Fax +41 58 211 34 10

Civil Law Notaries in

Basel-City

Exhibit 5.1

Registered

AC Immune SA

EPFL Innovation Park

Building B

1015 Lausanne

Basel, 11 July 2016

AC Immune SA – Registration Statement on Form F-1

Dear Sir or Madam,

This opinion is being rendered at the request of AC Immune SA (the “Company”) in connection with Amendment No. 2 to the registration statement on Form F-1 filed with the U.S. Securities and Exchange Commission on 31 May 2016 (the “Registration Statement”) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of such number of common shares of CHF 0.02 par value each of the Company (i) as authorized by the Shareholders Resolution (as defined below) and (ii) sold by a certain shareholder of the Company (the “Selling Shareholder”), such latter sale to include, if and to the extent such option is exercised, any additional shares with a nominal value of CHF 0.02 each to be sold to the underwriters pursuant to the over-allotment option granted by the Selling Shareholder to the underwriters (together the “Shares”). As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

I.	BASIS OF OPINION

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by Swiss courts. In the absence of statutory or established case law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

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For the purpose of giving this opinion, we have only examined the following documents:

a)	a pdf copy of the Registration Statement;

b)	an original copy of the notarized articles of association (Statuten) of the Company dated 25 May 2016 (the “Articles”), as filed with the Commercial Register of the Canton of Vaud;

c)	an excerpt from the Commercial Register of the Canton of Vaud in respect of the Company, certified by such Commercial Register to be up-to-date as of 30 May 2016 (the “Excerpt”);

d)	a pdf copy of the notarized resolution of the general meetings of the shareholders and of the holders of preferred shares of the Company, both dated 21 October 2015, as amended on 25 May 2016 (the “Shareholders Resolution”) and regarding, among others, the authorization (the “Authorization”) granted to the board of directors of the Company (the “Board”) to (i) increase the share capital of the Company by an amount up to CHF 426’950 (the “Capital Increase”), (ii) issue up to 21’347’500 shares of a nominal value of CHF 0.02 each and (iii) adapt the Articles accordingly;

e)	a pdf copy of the resolution of the Board dated 25 May 2016 (the “Capital Increase Board Resolutions”) resolving, among other things, (i) the approval of the execution of the Capital Increase based on the Authorization through the issuance of 5’300’000 shares of the Company (the “Capital Increase Shares”) (Erhöhungsbeschluss), (ii) the appointment of certain members of the Board to take certain actions and pass certain resolutions for the execution of the Capital Increase, (iii) the exclusion of the preemptive rights in connection with the issuance of the Capital Increase Shares and (iv) the approval of the Board Report (as defined below);

f)	a pdf copy of the notarized resolutions of the Board dated 25 May 2016 (the “Notarized Board Resolutions” and together with the Capital Increase Board Resolutions, the “Board Resolutions”) (i) noting the execution of the Capital Increase as per the Capital Increase Board Resolutions and (ii) adapting the Articles accordingly (Feststellungs- und Statutenänderungsbeschluss);

g)	a pdf copy of the report (Kapitalerhöhungsbericht) of the Board dated 25 May 2016 (the “Board Report”) regarding the increase of the Company’s share capital through the issuance of the Capital Increase Shares;

h)	a pdf copy of certain declarations of the Company vis-à-vis the Commercial Register of the Canton of Vaud (Lex Friedrich- und Stampa-Erklärungen) dated 25 May 2016 (the “Declarations”);

i)	a pdf copy of the capital payment confirmation issued by the relevant bank (Kapitaleinzahlungsbestätigung) regarding the transfer of the amount corresponding to the purchase price of the Capital Increase Shares to a blocked bank account dated 25 May 2016 (the “Bank Confirmation”);

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j)	a pdf copy of the subscription form (Zeichnungsschein) dated 25 May 2016 and signed by Credit Suisse AG (the “Subscription Form”); and

k)	a pdf copy of the audit confirmation by Ernst & Young on the Board Report (Prüfungsbestätigung) dated 25 May 2016 (the “Audit Confirmation”).

The documents referred to above in paragraphs a) to k) are referred to together as the “Documents”.

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Swiss law.

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein.

II.	ASSUMPTIONS

In rendering the opinion below, we have assumed:

a)	the conformity to the Documents of all documents produced to us as copies, fax copies or via e-mail, and that the original was executed in the manner appearing on the copy of the draft;

b)	the genuineness and authenticity of the signatures on all copies of the original Documents thereof which we have examined;

c)	the Shareholders Resolution and the Board Resolutions have been duly resolved in meetings duly convened and have not been rescinded or amended and are in full force and effect;

d)	the Board Report, the Declarations and the Audit Confirmation have not been rescinded or amended and are in full force and effect, and the Bank Confirmation is correct as of the date hereof;

e)	the Subscription Form is within the capacity and power of, and has been validly authorized and executed by and is binding on, Credit Suisse AG;

f)	the Registration Statement has been duly filed by the Company;

g)	the Articles and the Excerpt are unchanged and correct as of the date hereof and no changes have been made which should have been or should be reflected in the Articles or the Excerpt as of the date hereof; and

h)	to the extent relevant for purposes of this opinion, all factual information contained in, or material statements given in connection with, the Documents are true, complete and accurate.

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III.	OPINION

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that:

a)	The Capital Increase Shares, when sold and upon registration of the corresponding share capital increase into the Commercial Register of the Canton of Vaud, will be validly issued, fully paid-in (up to their nominal amount) and non-assessable (which term means when used herein that no further contributions have to be made by the holders of the Shares).

b)	The Shares offered for sale by the Selling Shareholder are validly issued, fully paid-in (up to their nominal amount) and non-assessable.

IV.	QUALIFICATIONS

This opinion is subject to the following qualifications:

a)	This opinion is limited to matters of Swiss law as in force on the date hereof and as applied and construed by the courts of Switzerland. We have not investigated the laws of any jurisdiction other than Switzerland, or any matters of fact.

b)	The opinion set forth herein is limited to the matters specifically addressed herein, and no other opinion or opinions are expressed or may be implied or inferred. In particular we express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express no opinion as to tax law.

c)	We express no opinion as to the accuracy or completeness of the information contained in the Registration Statement.

*        *        *

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. Each person relying on this opinion agrees, in so relying, that only VISCHER AG shall have any liability in connection with this opinion, that the agreement in this Section IV and all liability and other matters relating to this opinion shall be governed exclusively by Swiss law and that the courts in Zurich, Switzerland shall have exclusive jurisdiction to settle any dispute relating to this opinion.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

VISCHER AG

/s/ Matthias Staehelin
Matthias Staehelin